Exhibit 1.1

AMENDED AND RESTATED DEALER MANAGER AGREEMENT

February 12, 2019

Nuveen Securities, LLC

730 Third Avenue, 3rd Floor

New York, NY 10017

This Amended and Restated Dealer Manager Agreement (this “Agreement”) is entered into by and between Nuveen Global Cities REIT, Inc., a Maryland corporation (the “Company”) and Nuveen Securities, LLC (the “Dealer Manager”), and amends and restates the Dealer Manager Agreement entered into by and between the Company and the Dealer Manager on January 23, 2018.

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering to the public four classes of Shares, Class T shares, Class S shares, Class D shares and Class I shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through (a) the participating broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a participating dealer agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Participating Dealer Agreement”), (b) certain investment advisors (each a “Selected RIA” and collectively, the “Selected RIAs”) with whom the Dealer Manager has entered into or will enter into a selected registered investment adviser agreement substantially in the form attached to this Agreement as Exhibit “A-1”, or such other form as approved by the Company (each a “Selected Registered Investment Adviser Agreement”), and (c) other qualified financial institutions (each a “Selected Institution” and, collectively with the Dealers and Selected RIAs, the “Offering Participants”) with whom the Dealer Manager has entered into an appropriate agreement regarding the distribution of Shares in a form agreed to by the Company (each a “Selected Institution Agreement”), at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Primary Share offering price per share before any applicable selling commissions and dealer manager fees (the “transaction price”) of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Offering Participant participating in an Offering, with respect to such Offering, as applicable, that:

a. A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Offering Participants and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

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g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.

k. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a material adverse effect.

l. The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

m. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

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n. The Company is currently a “banking entity” as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations, and will comply in all material respects with the requirements of a banking entity thereunder for so long as such compliance is required.

o. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

p. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

q. Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.

r. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries have good and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement and the Prospectus, subject in each case to material matters of record, material matters of law, material matters that could be revealed by a survey and physical inspection of the property, and rights of parties in possession.

2. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other Authorized Sales Materials.

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

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d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3. Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public primarily through the Dealers up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares primarily through the Offering Participants on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b. The Dealer Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

c. Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Offering Participants shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Offering Participants will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

d. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class T Primary Shares and Class S Primary Shares, as described in Schedule 2 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares and Class S Primary Shares and all or a portion of the selling commissions may be reallowed by the Dealer Manager to the Dealers s who sold the Class T Primary Shares or Class S Primary Shares giving rise to such selling commissions, as described more fully in the Participating Dealer Agreement entered into with each such Dealer.

e. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of

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Class T Primary Shares, as described in Schedule 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Dealers s who sold the Class T Primary Shares giving rise to such dealer manager fees, as described more fully in the Participating Dealer Agreement entered into with each such Dealer.

f. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, subject to the limitations set forth in Section 3.g. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of Class S and Class D shares and an advisor stockholder servicing fee and a dealer stockholder servicing fee with respect to Class T shares, all as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to (a) any Dealers who sold the Class T, Class S or Class D shares giving rise to a portion of such Servicing Fee to the extent the Participating Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Participating Dealer Agreement related to such reallowance, or (b) the broker-dealer of record/custodian for any Selected RIA or Selected Institution whose clients purchased Class D shares (each a “servicing dealer”) giving rise to a portion of such Servicing Fee to the extent the Selected Registered Investment Adviser Agreement or Selected Institution Agreement with such Selected RIA or Selected Institution, as applicable, provides for such a reallowance and such broker of record/custodian is in compliance with the terms of such Selected Registered Investment Adviser Agreement, Selected Institution Agreement or other Servicing Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Class T, Class S or Class D shares giving rise to a portion of the Servicing Fee or a servicing dealer with respect to Class D shares is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or that the Dealer, Selected RIA, Selected Institution or servicing dealer no longer satisfies any or all of the conditions in its Participating Dealer Agreement, Selected Registered Investment Adviser Agreement or Selected Institution Agreement, as applicable, for the receipt of the Servicing Fee, then such Dealer or servicing dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and such Dealer or servicing dealer shall not receive the Servicing Fee for any portion of the quarter in which it is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer or servicing dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D shares, as applicable, for the portion of the quarter for which the Dealer or servicing dealer was the broker-dealer or custodian of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Offering Participants are not entitled to any Servicing Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Dealer Manager may waive the Servicing Fee to the extent Dealer or Servicing Dealer no longer provides services with respect to the Shares.

g. The Dealer Manager shall cease receiving the Servicing Fee with respect to any Class T share, Class S share or Class D share purchased in the Primary Offering and held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling

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commissions, dealer manager fees and Servicing Fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such primary shares (including the gross proceeds of any shares issued under the DRIP with respect thereto), solely with respect to Class T shares, a lower limit as set forth in the Participating Dealer Agreement between the Dealer Manager and the applicable Dealer in effect on the date upon which such Class T shares were sold. At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under the DRIP with respect thereto) held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. In addition, the Dealer Manager will cease receiving the Servicing Fee on Class T shares, Class S shares and Class D shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class T shares, Class S shares and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

h. The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Participating Dealer Agreement, Selected Registered Investment Adviser Agreement, Selected Institution Agreement or Servicing Agreement entered into with the Offering Participants or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Offering Participant or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Offering Participant or Servicing Dealer, as applicable, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Offering Participants and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Offering Participants or Servicing Dealers on behalf of the Dealer Manager without incurring any liability.

i. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or TH Real Estate Global Cities Advisors, LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

j. In addition to reimbursement as provided under Section 3.i., and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Offering Participant as described in the Prospectus. The Dealer Manager shall obtain from any Offering Participant and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under NASAA Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

k. The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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l. The Dealer Manager and all Offering Participants, and all other broker-dealers effecting transactions in the Shares on behalf of Offering Participants, will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

4. Indemnification.

a. To the extent permitted by the Company’s charter and the provisions of Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless the Offering Participants and the Dealer Manager, their officers and directors and each person, if any, who controls such Offering Participant or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Dealer Manager, any Offering Participant or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Offering Participant or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Offering Participant specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Offering Participant or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

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The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Offering Participant prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Each Offering Participant severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Offering Participant Indemnified Persons”) from and against any Losses to which a Offering Participant Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the

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Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Offering Participant specifically for use with reference to the Offering Participant in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Offering Participant or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Participating Dealer Agreement or Selected Registered Investment Adviser Agreement entered into between the Dealer Manager and, as applicable, the Offering Participant; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Offering Participant will reimburse each Offering Participant Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Offering Participant may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Offering Participant, or any person controlling any Offering Participant or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of Offering Participant or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Offering Participant or any person controlling the Dealer Manager or any Offering Participant or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 3.d. through 3.j. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Offering Participants to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

c. Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9. Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement

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or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and brokers of record for Selected RIAs and Selected Institutions who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11. Prospectus and Authorized Sales Materials. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Participating Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Participating Dealer Agreement, Selected RIAs pursuant to the Selected Registered Investment Adviser Agreement and Selected Institutions pursuant to the Selected Institution Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Offering Participants, will include requirements and obligations of the Offering Participants similar to those imposed upon the Dealer Manager pursuant to this section.

12. Suitability of Investors. The Dealer Manager, in its agreements with Offering Participants, will require that the Offering Participants offer and/or recommend the purchase of Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers and/or recommendations to purchase Shares to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Offering Participants, will require that the Offering Participant comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines. The Dealer Manager, in its agreements with Offering Participants, will require that the Dealers and broker-dealers of record for Selected RIAs and Selected Institutions shall sell the Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Dealers and other broker-dealers who are authorized to sell such shares, for Class D shares and Class I shares in particular the Dealer Manager will require that the Dealers and other broker-dealers shall only sell to permissible persons and specified accounts as described in the Prospectus. The Dealer Manager, in its agreements with the Offering Participants, shall require the Offering Participants to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13. Submission of Orders. The Dealer Manager will require in its agreements with each Offering Participant that each Offering Participant, respectively, comply with the submission of orders procedures set forth in (i) the form of Participating Dealer Agreement attached as Exhibit “A” to this Agreement, (ii) the form of Selected Registered Investment Adviser Agreement attached as Exhibit “A-1” to this Agreement, or (iii) any Selected Institution Agreement. Although it is anticipated that the distribution process will be facilitated in large part through the Offering Participants, to the extent the Dealer Manager is involved in the distribution process other than through an Offering Participant, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise

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directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Participating Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Nuveen Securities, LLC
Attn: Shanita Smith
333 W Wacker Dr. Chicago, IL 60606
Email: shanita.smith@nuveen.com

If to the Company:	Nuveen Global Cities REIT, Inc.
Attn: James E. Sinople
730 Third Avenue, 3rd Floor New York, NY 10017
Email: James.Sinople@nuveen.com

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

NUVEEN GLOBAL CITIES REIT, INC.

By:	/s/ James E. Sinople
Name: James E. Sinople
Title: Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written:

NUVEEN SECURITIES, LLC

By:	/s/ Keith A. Jones
	Name:	Keith A. Jones
	Title:	Authorized Signatory

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Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-222231.

Schedule 2

Compensation

I.	Selling Commissions

Subject to certain Dealers’ right to retain selling commissions as described in the Participating Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares, and (b) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class D shares, Class I shares or DRIP Shares.

II.	Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRIP Shares.

III.	Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class T shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T shares, or such other amount as described in the Participating Dealer Agreement that does not exceed the maximum amount of Servicing Fee as set forth in the Prospectus.

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S shares and Class D shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares or such other amount as described in the Participating Dealer Agreement, Registered Investment Advisor Agreement or Selected Institution Agreement that does not exceed the maximum amount of Servicing Fee as set forth in the Prospectus.

The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I shares.

EXHIBIT A

FORM OF PARTICIPATING DEALER AGREEMENT

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FORM OF PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Nuveen Securities, LLC, as the dealer manager (“Dealer Manager”) for Nuveen Global Cities REIT, Inc. (the “Company”), a Maryland corporation which will be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) subject to the following terms:

I.	Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated January 23, 2018, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 4 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act.

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

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II.	Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Nuveen Global Cities REIT, Inc.” Purchase orders which include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five (5) business days prior to the last business day of the month (unless waived by the Dealer Manager) will be executed as of the first business day of the next month (based on the prior month’s transaction price). Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Dealer for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Dealer to the office of Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.	Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at a purchase price equal to the Primary Share offering price per share before any applicable selling commissions and dealer manager fees (“transaction price”) of the applicable class of shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class T, Class S or Class D Shares, or $1,000,000 in Class I Shares, is required, and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

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IV.	Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.	Representations, Warranties and Covenants of Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii) It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v) It shall notify Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

(vi) Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior written consent from Dealer Manager.

(vii) Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Dealer.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Dealer Manager within ten (10) days following mailing of notice to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, Dealer agrees to return to the subscriber any selling

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commission theretofore retained by Dealer with respect to such order within three (3) days following mailing of notice to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VII.	Prospectus and Authorized Sales Materials; Compliance with Laws

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor, Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing. Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, and (d) this Agreement and the Prospectus as amended and supplemented. With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

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VIII.	License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing of FINRA. Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.	Limitation of Offer; Suitability

Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as adopted by the NASAA membership on May 7, 2007 (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. Dealer will sell Class T shares, Class S shares, Class D shares and Class I shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class D shares and Class I shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class D shares and Class I shares as described in the Prospectus. Nothing contained in this Participating Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement. Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.	Disclosure Review; Confidentiality of Information

Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer

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Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry. Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI.	Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. Dealer agrees to notify the Dealer Manager immediately if Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

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XII.	Privacy

Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.	Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Dealer hereby agrees that so long as the Company is offering Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

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XIV.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.	Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placement of an order for sale of Shares by such Dealer’s customer after Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.	Use of Company and Nuveen Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Dealer of the name or identifying marks of the Company, the Dealer Manager, “Nuveen” or TH Real Estate, (or any combination or derivation thereof). The Dealer Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Nuveen’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:

Nuveen Securities, LLC
Attn: Shanita Smith
333 W Wacker Dr. Chicago, IL 60606
Email: Shanita.smith@nuveen.com

If to Dealer:	To the address specified by Dealer herein.

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XVIII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XVIV. No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XX.	ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of Dealer Manager and Dealer Manager is not undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

XXI.	Electronic Signatures and Electronic Delivery of Documents

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit “B.”

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If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Dealer Manager upon request.

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THE DEALER MANAGER:

NUVEEN SECURITIES, LLC.

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	IDENTITY OF DEALER:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Participating Dealer Agreement.

Name:
Company:
Address:
City, State and Zip:
Telephone:
Fax:
Email:

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AGREED TO AND ACCEPTED BY DEALER:

(Dealer’s Firm Name)

By:
Signature
Name:
Title:
Date:

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SCHEDULE I

ADDENDUM

TO

PARTICIPATING DEALER AGREEMENT WITH

NUVEEN SECURITIES LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon between Nuveen Securities, LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Participating Dealer Agreement (the “Agreement”) between the Dealer Manager and Dealer in connection with the offering of Shares of Nuveen Global Cities REIT, Inc. (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by Dealer of Class T Primary Shares and Class S Primary Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer an upfront selling commission in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares and Class S Primary Shares, as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares, or for sales of any Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) Dealer is legally permitted to do so; and (ii) (A) Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which Dealer is entitled, to the Company or its agent; and (C) Dealer has verified that there are sufficient funds in the investor’s account with Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by Dealer of Class T Primary Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer a dealer manager fee in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares by Dealer. Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP.

Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares or Class S shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fee to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class T shares, Class S shares and/or Class D shares, eligibility to receive the Servicing Fee with respect to the Class T shares, Class S shares and/or Class D shares, as applicable, sold by Dealer is conditioned upon Dealer acting and continuing to act as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

(i) the existence of an effective Participating Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and Dealer, and

(ii) the provision of services with respect to the Class T shares, Class S shares and/or Class D shares, as applicable, by Dealer, which may include one or more, without limitation and as appropriate, of the following:

1. assistance with recordkeeping, including maintaining records for and on behalf of Dealer’s customers reflecting transactions and balances of Shares owned,

2. transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3. establishing an account and providing ongoing account maintenance,

4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5. helping investors understand their investments,

6. share repurchase requests,

7. assistance with Share conversion processing, or

8. providing such other similar services as the stockholder may reasonably require in connection with its investment in the class of Shares.

With respect to Class T shares, the financial advisor of Dealer responsible for the sale of such Class T shares is expected to provide one or more of the services listed in items 3 through 8 above. In connection with this provision, Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager, and its agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services. Dealer agrees to promptly notify Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to Dealer the Servicing Fee in an amount described below, on Class T shares, Class S shares or Class D shares, as applicable, sold by Dealer. To the extent payable, the Servicing Fee will accrue monthly based on the Company’s then-current NAV of the Shares of such class and will be payable quarterly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fee, Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

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Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D shares or that Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and Dealer shall not receive the Servicing Fee for any portion of the quarter in which Dealer is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D shares, as applicable, for the portion of the quarter for which Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Dealer is not entitled to any Servicing Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Dealer Manager may waive the Servicing Fee to the extent the Dealer or Servicing Dealer no longer provides services with respect to the Shares.

The Company and the Dealer Manager shall cease paying the Servicing Fee with respect to any Class T share, Class S share or Class D share purchased in the Primary Offering and held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRIP with respect thereto) or, solely with respect to Class T shares, a lower limit as set forth in this Schedule I to the Participating Dealer Agreement between the Dealer Manager and the applicable Dealer in effect on the date upon which such Class T shares were sold. At such time as such threshold has been reached, such Class T share, Class S share or Class D share (and any shares issued under the DRIP with respect thereto) held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fee on Class T shares, Class S shares and Class D shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to Dealer pursuant to this Agreement will be paid to Dealer within 30 days after receipt by the Dealer Manager. Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Dealer so elects, Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

3

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fee from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fee to Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fee, until it is paid to and received by the Dealer Manager. Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer. Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fee is limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fee, as applicable, receivable from the Company and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to Dealer, and that Dealer is solely responsible for retaining the selling commissions due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fee which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, as set forth in the Prospectus and as permitted under applicable law, rule and regulation, from time to time the Dealer Manager or, in certain cases at the option of the Company, the Company, in its discretion, may elect to pay or reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer in connection with the Offering and approved in advance in writing by the Dealer Manager. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐ Class T Shares	☐ Class S Shares	☐ Class D Shares	☐ Class I Shares

4

The following reflects the selling commission and/or the Servicing Fee as agreed upon between the Dealer Manager and Dealer for the applicable Share Class.

(Initials)	Upfront Selling Commission of up to 3.0% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Dealer Manager Fee of up to 0.5% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T shares.	By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S shares.

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares	By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares	By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	A cap on the total selling commissions, dealer manager fees and Servicing Fees paid with respect to the shares held within a stockholder’s account of % of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRIP with respect thereto).	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to a cap of less than 8.75% of the gross proceeds from the sale of shares (including the gross proceeds of any shares issued under the DRIP with respect thereto) on the total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Class T shares held in a stockholder’s account and sold pursuant to the Agreement and this Schedule I. Should Dealer choose to opt out of this provision, the cap will be 8.75% and initialing is not necessary.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

5

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

NUVEEN SECURITIES, LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

6

SCHEDULE II

TO

PARTICIPATING DEALER AGREEMENT WITH

NUVEEN SECURITIES, LLC

NAME OF ISSUER: NUVEEN GLOBAL CITIES REIT, INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager or its agent deposits funds erroneously into Dealer’s account, the Dealer Manager or its agent is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:
Date:

EXHIBIT A

TO FORM OF PARTICIPATING DEALER AGREEMENT

Dealer Manager Agreement

2

EXHIBIT B

TO FORM OF PARTICIPATING DEALER AGREEMENT

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI hereof. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

EXHIBIT A-1

SELECTED REGISTERED INVESTMENT ADVISOR AGREEMENT

NUVEEN GLOBAL CITIES REIT, INC.

SELECTED REGISTERED INVESTMENT ADVISER AGREEMENT

Ladies and Gentlemen:

Nuveen Securities, LLC, as the dealer manager (the “Dealer Manager”) for an offering of common stock (the “Shares”) by Nuveen Global Cities REIT, Inc. (the “Company”), a Maryland corporation, invites you, a registered investment adviser (the “Selected RIA”), to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”), subject to the following terms:

I.	Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated January 23, 2018, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give Selected RIA written notice of such addition. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and Selected RIA prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Selected RIA details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Selected RIA with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

By your execution and acceptance of this Selected RIA Agreement, you shall become one of the “Selected RIAs” referred to in such Dealer Manager Agreement and shall be entitled to offer Shares in the Company’s Offering and subject to the provisions contained in such Dealer Manager Agreement, including, but not limited to, the representations, warranties, covenants, and the indemnifications contained in such Dealer Manager Agreement, including specifically the provisions of Section 4 of such Dealer Manager Agreement wherein the Dealers and Selected RIAs severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such indemnification obligations shall survive the termination of this Agreement and the Dealer Manager Agreement. The terms of the Dealer Manager Agreement relating to the Selected RIA are incorporated herein by reference as if set forth verbatim.

The Selected RIA hereby agrees to use its best efforts to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase Shares for cash on the terms and conditions stated in the Prospectus. The Selected RIA hereby agrees to diligently make inquiries required by the Dealer Manager Agreement and this Agreement, as set forth in the Prospectus, and as required by all applicable laws, of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor.

Nothing in this Agreement shall be deemed or construed to make the Selected RIA an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Selected RIA is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus, the “Sales Material,” as that term is defined in Article V below, and such other printed information furnished to the Selected RIA by the Dealer Manager or the Company to supplement the Prospectus (together with the Sales Material, collectively, the “Supplemental Information”).

The Selected RIA acknowledges that each of the Company, its Advisor (TH Real Estate Global Cities Advisors, LLC), the Dealer Manager, and their respective officers, directors, employees, and affiliates, are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Offering and that each of the Company, its Advisor, the Dealer Manager, and their respective officers, directors, employees, and affiliates, have financial interests associated with the purchase of the Shares, as described in the Prospectus, including fees, expense reimbursements, and other payments they anticipate receiving from the Company in connection with the Offering and the operation of the Company’s business.

II.	Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Selected RIA such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus unless waived by the Company. Those persons who purchase Shares will be instructed by Selected RIA to make their instruments of payment payable to or for the benefit of “Nuveen Global Cities REIT, Inc.” Purchase orders which include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five (5) business days prior to the last business day of the month (unless waived by the Dealer Manager) will be executed as of the first business day of the next month (based on the prior month’s transaction price). Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If Selected RIA receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Selected RIA shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Selected RIA which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to Selected RIA’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements in good form and instruments of payment will be transmitted by the end of the next business day following receipt by Selected RIA for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to Selected RIA’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements in good form and instruments of payment will be transmitted by the end of the next business day following receipt by Selected RIA to the office of Selected RIA conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.	Pricing and Selling Compensation

(a)

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at a purchase price equal to the Primary Share offering price per share before any applicable selling commissions and dealer manager fees (“transaction price”) of the applicable class of shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Selected RIA by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class D Shares or $1,000,000 in Class I Shares (unless waived), is required, and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

(b)

The Selected RIA shall sell Class D shares and Class I shares. The Selected RIA shall not be paid any cash compensation, fees or commissions by the Company or the Dealer Manager in connection with the sale of the Shares.

IV.	Dealer Affiliation; No Exclusivity

(a) It is expressly understood by Selected RIA that any Shares offered and sold pursuant to this Agreement will be offered and sold through the registered broker-dealer and member of FINRA identified on Schedule 1 as the broker-dealer responsible for effecting the transaction in the Shares (the “Broker of Record/Custodian”). The Selected RIA may amend Schedule 1 to reflect one or more additional or successor Brokers of Record/Custodians with whom it has engaged to serve in such capacity upon written notice of such amended Schedule 1 to the Dealer Manager. Selected RIA acknowledges and represents that any transactions in the Shares effected by those investment adviser representatives of Selected RIA who are not registered representatives of a broker-dealer registered under the Exchange Act shall be effected through Selected RIA’s custodian as Broker of Record/Custodian. The Selected RIA shall cooperate with Dealer Manager to secure a services agreement with the RIA’s Broker of Record/Custodian with respect to the Shares. Selected RIA acknowledges that the Dealer Manager will not act as Broker of Record/Custodian for any Shares offered and sold pursuant to this Agreement.

(b) In the event that Selected RIA’s representatives are registered representatives of a broker-dealer registered under the Exchange Act and a member of FINRA, such broker-dealer shall act as Broker of Record/Custodian and Selected RIA shall cooperate with Dealer Manager to obtain any required Selected Dealer Agreement or other such agreement as may be required to memorialize such broker-dealer’s agreement to act as Broker of Record/Custodian. Further, in the event that Selected RIA’s custodian is unable to act as Broker of Record/Custodian and/or Selected RIA’s representatives are not registered with a broker-dealer, Selected RIA agrees that it shall (and it shall cause its representatives to) only effect transactions in the Shares through such broker-dealers which have agreed to act as Broker of Record/Custodian for the Shares.

(c) Selected RIA acknowledges and agrees that the Company and the Dealer Manager may engage broker-dealers who are registered under the Exchange Act and members of FINRA or other investment advisers registered under the Advisers Act, or comparable state securities laws, to offer and sell the Shares, as applicable. Such broker-dealers may enter into agreements with the Company or the Dealer Manager on terms and conditions appropriate to broker-dealers registered under the Exchange Act and shall receive such fees or other compensation as are agreed to between the Company or the Dealer Manager and the respective broker-dealers, and investment advisers may enter into selected investment adviser agreements with the Company or the Dealer Manager on terms and conditions similar to this Agreement and providing to their clients benefits similar to those set forth herein, in either instance in accordance with the terms of the Prospectus.

V.	Covenants of the Selected RIA

(a) Prior to participating in the Offering, the Selected RIA will have reasonable grounds to believe, based on information reasonably requested by the Selected RIA and made available to the Selected RIA by the Dealer Manager and/or the Company, that all material facts are adequately and accurately disclosed in the Prospectus, and that the Prospectus provides a reasonable basis for evaluating the merits and risks of an investment in the Company and the Shares.

(b) The Selected RIA agrees not to rely upon the due diligence efforts of the Dealer Manager in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating its participation in the Offering and the Company to the extent required by federal or state laws, the Adviser’s Act or FINRA. The Selected RIA further agrees to conduct its own due diligence investigation to make that determination independent of the efforts of the Dealer Manager.

(c) In recommending a purchase of the Shares, the Selected RIA or any person associated with the Selected RIA shall have reasonable grounds to believe, on the basis of the information obtained from the potential investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Selected RIA or an associated person, that an investment in the Company is suitable for the prospective investor.

(d) Selected RIA will recommend purchase of Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make such recommendations to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which Selected RIA has all required licenses and registrations to recommend purchases of Shares in such jurisdictions.

Nothing contained in this Selected RIA Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Selected RIA shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Selected RIA’s customer and such customer’s completed and executed Subscription Agreement. Selected RIA agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, and (b) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of at least six (6) years from the date of the sale of the Shares. Selected RIA further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC, FINRA and applicable state securities administrators upon the Selected RIA’s receipt of a subpoena or other appropriate document request from such agency.

(e) Selected RIA shall not engage in any activity which would not comply with or cause the Offering not to comply with the Securities Act, the Exchange Act, the applicable SEC rules and regulations, applicable state securities laws and regulations, this Agreement, and applicable FINRA rules and the NASD Conduct Rules including FINRA Rules 2090 and 2111. Further, Selected RIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements, custody of funds and securities of clients, and record keeping requirements of applicable securities laws, and the provisions thereof requiring disclosure of the existence of this Agreement.

(f) The Selected RIA agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of transferability or marketability of the Shares, during the term of the investment. The Selected RIA shall make reasonable inquiry to determine if the prospective investor is acquiring the Shares for his own account or on behalf of other persons, and that the prospective investor understands the limitations on the prospective investor’s disposition of the Shares as set forth in the Prospectus.

(g) The Selected RIA agrees to ensure that, in recommending or otherwise facilitating the purchase, sale or exchange of Shares to an investor, that the investor has an apparent understanding of the fundamental risks of an investment in Shares and the tax consequences of an investment in the Shares.

(h) Selected RIA has received copies of the Prospectus and in recommending purchases of the Shares, Selected RIA shall rely only on the statements contained in the Prospectus and Supplemental Information, and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Shares. The Shares shall only be offered by Selected RIA to investors who have engaged Selected RIA as an investment adviser and who have agreed to pay Adviser a fee for investment advisory services, consistent with the restrictions imposed by the Advisers Act. Selected RIA shall provide each prospective investor with the following:

(i)	a copy of the Prospectus; and

(ii)

any Supplemental Information, including any sales material provided by the Dealer Manager for use by the Selected RIA (“Sales Material”); provided that any distribution by the Selected RIA of such Supplemental Information shall be subject to the restrictions and limitations described in Section VI of this Agreement.

(i) When any Supplemental Information is prepared and delivered to Selected RIA by the Dealer Manager or the Company, Selected RIA shall:

(i)

distribute Supplemental Information to every person who has previously received a Prospectus from Selected RIA, provided such person has not otherwise indicated to Selected RIA that it is no longer interested in making an investment in the Offering;

(ii)	include the Supplemental Information in all future deliveries of the Prospectus; and

(iii)	keep business records indicating to whom Supplemental Information was delivered.

(j) In connection with any offer or sale of Shares, Selected RIA shall:

(i)	comply in all respects with statements set forth in the Prospectus, and in any Supplemental Information;

(ii)	not make any statement inconsistent with statements in the Prospectus and in any Supplemental Information;

(iii)	not make any untrue or misleading statements of a material fact in connection with the Shares; and

(iv)	not provide any written information or statements other than the Prospectus and in any Supplemental Information, unless pre-approved in writing by the Dealer Manager.

(k) In connection with the solicitation and sale of the Shares, Selected RIA shall ensure that the prospective purchaser properly completes and executes, as appropriate, the following forms, which will be included in the subscription packet as exhibits to the Prospectus:

(i)	the Subscription Agreement and annexes attached to the Subscription Agreement; and

(ii)

any additional forms provided in any Supplemental Information, or otherwise provided to the Selected RIA by the Dealer Manager or the Company, which are intended to be completed by prospective purchasers.

(l) Selected RIA acknowledges and agrees that Selected RIA’s clients purchasing the Shares are relying on recommendations and investment advice provided by Selected RIA through its representatives and not on any recommendation by Dealer Manager. In connection therewith, Dealer Manager explicitly disclaims any investment advice or recommendations to any clients/prospective investors of Selected RIA.

(m) Selected RIA is in compliance with and shall comply with Rule 206(4)-2 under the Advisers Act with respect to the custody of all Shares sold pursuant to this Agreement.

VI.	Selected RIA’s Undertaking to Not Facilitate a Secondary Market in the Shares

Selected RIA acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. Selected RIA also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Selected RIA hereby agrees that so long as the Company is offering Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, Selected RIA will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

VII.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company or its agent, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company or its agent is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. If Company or its agent rejects any order, that subscriber’s Subscription Agreement and instrument of payment will be returned to such subscriber.

VIII.	Prospectus and Supplemental Information

The Selected RIA is not authorized or permitted to give and shall not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus and Supplemental Information for use in making investor solicitations or recommendations. The Selected RIA will use and distribute, in conjunction with the offer and sale of any Shares, only the Prospectus and Supplemental Information. The Dealer Manager shall supply the Selected RIA with reasonable quantities of the Prospectus, any amendments or supplements thereto, as well as any Supplemental Information, for delivery to investors, and the Selected RIA shall deliver a copy of the Prospectus and all supplements thereto to each investor to whom an offer or recommendation is made prior to or simultaneously with the first solicitation of an offer to sell or recommendation to purchase the Shares to such investor. The Selected RIA further agrees that it shall not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager. Upon execution of this Agreement, and in offering, recommending and selling Shares, the Selected RIA agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.

IX.	License and Association Membership

Selected RIA’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Selected RIA is currently, and at all times while performing its functions under this Agreement will be (A) a properly registered investment adviser under the Advisers Act or applicable state law, duly authorized to perform the activities contemplated under this Agreement and other investment advisory services on behalf of its clients under any applicable federal or state law and in all states where Shares will be offered by the Selected RIA pursuant to this Agreement; and (B) if it is not a registered broker-dealer and member of FINRA, it is not required to be a member of FINRA or register as a broker or dealer under federal or state law. The Selected RIA agrees to comply with all applicable state and federal laws and the rules and regulations promulgated thereunder, including, without limitation, the Advisers Act and Rule 204-3 thereunder.

This Agreement shall automatically terminate if (A) the Selected RIA’s registration as an investment adviser is suspended or terminated by any federal or state regulatory body or (B) if the Selected RIA is a registered broker-dealer and member of FINRA or is affiliated with a registered broker-dealer and member of FINRA, if it or its affiliate becomes subject to a FINRA suspension or it or its affiliate’s registration as a broker-dealer under the Exchange Act is terminated or suspended. The Selected RIA agrees to notify the Dealer Manager immediately if any of the events in clauses (A) or (B) of this Section IX occur. In connection with Selected RIA’s execution of this Agreement, the Selected RIA makes the following representations, warranties and covenants:

(a) Selected RIA is a properly registered investment adviser under the Advisers Act or applicable state law, in any jurisdiction where the Selected RIA is required to be registered in order to carry out the Selected RIA’s obligations as contemplated by this Agreement and the Prospectus. The Selected RIA is duly authorized to perform the activities contemplated under this Agreement and other investment advisory services on behalf of its clients under any applicable federal or state law and in all states where Shares will be offered by the Selected RIA pursuant to this Agreement. The Selected RIA agrees to maintain all the foregoing registrations in good standing throughout the term of the Offering, and the Selected RIA agrees to comply with all statutes and other requirements applicable to the Selected RIA as an investment adviser under those registrations.

(b) The representations and warranties that Selected RIA has made in this Agreement are and shall be true and correct throughout the Offering; and

(c) Selected RIA shall be in timely compliance with all of its obligations under this Agreement and under the Dealer Manager Agreement at all times throughout the Offering.

X.	Anti-Money Laundering and Office of Foreign Assets Control Compliance Programs

The Selected RIA’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Selected RIA has established and implemented an anti-money laundering compliance program and customer identification program (collectively, an “AML Program”) in accordance with applicable FINRA rules, including NASD Conduct Rules, the applicable rules and regulations of the SEC and the Bank Secrecy Act of 1970, as amended, 31 U.S.C. §§ 5311-5355 and related regulations (31 C.F.R. Chapter X) (collectively, the “AML Rules”), specifically including, but not limited to, 31 U.S.C. § 5318(h) (“AML Program”) requiring financial institutions, including securities broker-dealers, to establish anti-money laundering programs, 31 U.S.C. § 5318(g) (“Reporting of suspicious transactions”) requiring financial institutions, including securities broker-dealers, to report suspicious transactions relevant to a possible violation of law or regulation, and 31 U.S.C. § 5318(l) (“Identification and verification of accountholders”) and 31 C.F.R. § 1023.220 (“Customer identification programs for broker-dealers”) requiring financial institutions, including securities broker-dealers, to establish, document and maintain written “Customer Identification Programs.” In addition, the Selected RIA represents that it has established and implemented a program for compliance with all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”), and shall continue to maintain its AML and OFAC Programs consistent with AML Rules and OFAC requirements and it will update its AML Program as necessary to implement changes in applicable law and guidance during the term of this Agreement.

The Selected RIA acknowledges that for the purposes of FINRA rules, the investors who purchase Shares through the Selected RIA are “customers” of the Selected RIA and not the Dealer Manager. The Selected RIA agrees and acknowledges that the Dealer Manager shall rely upon the Selected RIA to perform all AML Program requirements, including but not limited to Customer Identification Program requirements, with respect to all investors in the Offering that are customers of the Selected RIA. In accordance with these applicable laws and regulations, the Selected RIA agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons, and, as required, to provide the Financial Crimes Enforcement Network with information regarding: (A) the identity of a specified individual or organization; (B) an account number; (C) all identifying information provided by the account holder; and (D) the date and type of transaction, upon request. Additionally, the Selected RIA will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. In connection therewith and notwithstanding anything contained to the contrary herein, Selected RIA agrees that it shall (i) disclose to the Dealer Manager any potentially suspicious or unusual activity detected as part of the CIP being performed in connection with the offering or sale of Shares pursuant to this Agreement in order to enable the Dealer Manager to file a suspicious activity report (“SAR”), as appropriate based on the Dealer Manager’s judgment, and (ii) provide its books and records relating to its performance of CIP to the SEC, FINRA or authorized law enforcement agencies at their request. In addition, the Selected RIA represents that each of its custodian and the Broker of Record/Custodian (if different legal entities) have an AML Program and OFAC Program which complies with the requirements set forth in this Section X and that Selected RIA’s clients are subject to the requirements contained in such programs.

The Selected RIA shall, upon request by the Dealer Manager, provide an annual certification to the Dealer Manager that, as of the date of such certification, (1) it has implemented and is continuing to implement its AML Program and its OFAC Program, (2) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (3) it is currently in compliance with all AML Rules and OFAC requirements, and (4) that the Selected RIA shall perform all of the specified requirements for Customer Identification Programs as required by 31 C.F.R. § 1023.220.

XI.	Certificate of Compliance

(a) Selected RIA acknowledges that the submission of an order for Shares or a request for the Company or the Dealer Manager to provide any Offering Materials shall constitute an agreement by Selected RIA that each of the representations and warranties of Selected RIA under Sections V, VI, IX and X of this Agreement continue to be true and accurate in all respects.

(b) Selected RIA shall, during the course of the Offering, on an annual basis, provide to the Company and/or the Dealer Manager a written certificate, in substantially the form of Exhibit B (the “Compliance Certificate”), confirming that, to the best of its knowledge, each of the representations and warranties of Adviser under Sections V, VI, IX and X hereof continue to be true and accurate in all respects. The Dealer Manager or the Company shall be entitled to conduct such additional supplemental due diligence inquiries with respect to Selected RIA’s compliance with the subject matter of the representations and warranties contained in the Compliance Certificate as the Dealer Manager or the Company may deem necessary or desirable.

XII.	Disclosure Review; Confidentiality of Information

Selected RIA agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, Selected RIA shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Selected RIA relies upon the results of any inquiry conducted by a member or members of FINRA, Selected RIA shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) Selected RIA and Selected RIA’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Selected RIA that are conducting a due diligence inquiry on behalf of Selected RIA and (ii) persons or committees, as the case may be, responsible for determining whether Selected RIA will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Selected RIA agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Selected RIA’s due diligence inquiry. Selected RIA agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Selected RIA’s financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Selected RIA further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Selected RIA’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Selected RIA’s confidentiality obligation. Selected RIA acknowledges that Selected RIA or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Selected RIA acknowledges that Selected RIA or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Selected RIA acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC, FINRA or state securities administrator), provided that Selected RIA shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XIII.	Termination and Amendment

Selected RIA shall suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and shall resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after receipt of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement shall automatically terminate if the Selected RIA breaches any of the representations or warranties contained in Section VIII and IX of this Agreement. The Selected RIA agrees to provide prompt notice to the Company and the Dealer Manager of any such breach.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Selected RIA, and any such amendment shall be deemed accepted by Selected RIA upon placing an order for sale of Shares after he has received such notice. The Selected RIA may amend Schedule 1 to reflect one or more additional or successor Brokers of Record/Custodians with whom it has engaged to serve in such capacity upon written notice of such amended Schedule 1 to the Dealer Manager.

XIV.	Use of Company and Nuveen Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use by Selected RIA of the name or identifying marks of the Company, the Dealer Manager, “Nuveen” or TH Real Estate, (or any combination or derivation thereof). The Dealer Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by Selected RIA that use the Company’s or Nuveen’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XII.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Nuveen Securities, LLC
333 W Wacker Dr. Chicago, IL 60606 Attn: Global Cities REIT
Email: NuveenGlobalREIT@nuveen.com With a copy to: Legal Department
If to the Selected RIA:
Attn:

Email:

Notices and other writings to the Selected RIA shall be addressed as set forth below.

XV.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Selected RIA and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XVI.	No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute Selected RIA as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company, any Dealers or any other Selected RIAs; instead, this Agreement shall only constitute Selected RIA as an investment advisor authorized by the Dealer Manager to recommend and offer the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XVII.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of the American Arbitration Association in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16)). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held within New York, New York or such other location as mutually agreed in writing by the parties. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XVIII.	Severability

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof; which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

XIX.	No Waiver

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

XX.	Assignment

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

XXI.	Authorization

Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Agreement.

XXII.	ERISA Matters

The parties agree as follows:

(a) Selected RIA is an investment adviser registered under the Investment Advisers Act of 1940 or applicable state law.

(b) To the extent Selected RIA (or its representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”) provides directly to Selected RIA (or its representatives), without direct charge, for use in connection with Selected RIA’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Selected RIA will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d) To the extent that Selected RIA provides investment advice to its Retirement Customers, Selected RIA will do so in a fiduciary capacity under ERISA or the Code, or both, and Selected RIA is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Selected RIA is independent of Dealer Manager and Dealer Manager is not undertaking to provide impartial investment advice to Selected RIA or its Retirement Customers.

XXIII.	Electronic Signatures and Electronic Delivery of Documents

If Selected RIA has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected RIA is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA, NASAA and applicable states including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Selected RIA represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Selected RIA will comply with all applicable the terms of the Electronic Signature Law; and (iv) Selected RIA agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit C.

If Selected RIA intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Selected RIA will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Selected RIA shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Selected RIA shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Selected RIA and made available to the Company and/or the Dealer Manager upon request.

XXIV.	Execution in Counterparts.

This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

Nuveen Securities, LLC

By:
Name and Title
Date:

THE SELECTED RIA:

By:
Name and Title
Date:

EXHIBIT A

TO SELECTED REGISTERED INVESTMENT ADVISER AGREEMENT

Dealer Manager Agreement

EXHIBIT B

TO SELECTED REGISTERED INVESTMENT ADVISER AGREEMENT

Annual Selected RIA Compliance Certificate

Annual Selected RIA Compliance Certificate

Selected RIA has entered into a Selected RIA Agreement with Dealer Manager dated                     .

Pursuant to Section XI(b) of the Selected RIA Agreement, Selected RIA is required to annually confirm that, to the best of its knowledge, certain representations and warranties made by Selected RIA in the Selected RIA Agreement continue to be true and accurate in all respects.

Therefore, Selected RIA hereby confirms that, to the best of its knowledge, the representations and warranties made by Selected RIA in Sections V, VI, IX and X of the Selected RIA Agreement continue to be true and correct in all respects.

Signed by [Selected RIA], this     day of                 , [year].

By:

Name and Title

Date:

EXHIBIT C

TO SELECTED REGISTERED INVESTMENT ADVISER AGREEMENT

Electronic Signature Use Indemnity Agreement

Selected RIA has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXIII hereof). In consideration of the Company allowing Selected RIA and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected RIA does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected RIA’s representations or covenants set forth in Section XXIII hereof or the representations described below.

The Selected RIA represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXIII of the Selected RIA Agreement. Selected RIA represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected RIA’s client given with such client’s prior authorization and consent. Selected RIA represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected RIA’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected RIA’s client received all disclosures required by applicable Electronic Signature Law. Selected RIA agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

SCHEDULE 1

TO

SELECTED RIA AGREEMENT WITH

NUVEEN SECURITIES, LLC

Identity of Broker of Record/Custodian:

Name:

Type of entity:

(corporation, partnership, proprietorship, etc.)

Licensed as broker-dealer in the following States:

CRD Number:

Identity of Broker of Record/Custodian:

Name:

Type of entity:

(corporation, partnership, proprietorship, etc.)

Licensed as broker-dealer in the following States:

CRD Number:

Identity of Broker of Record/Custodian:

Name:

Type of entity:

(corporation, partnership, proprietorship, etc.)

Licensed as broker-dealer in the following States:

CRD Number: